Exhibit 99.1

Natus Medical Announces Preliminary 2009 First Quarter Results

SAN CARLOS, Calif.--(BUSINESS WIRE)--April 3, 2009--Natus Medical Incorporated (Nasdaq:BABY) today announced that it expects to report revenue for the first quarter of 2009 of approximately $32.5 million to $33.5 million, down 9% to 12% from revenue in the same period last year and below the $37 million to $38 million guidance provided earlier. The Company’s revenue fell short of expectations primarily due to lower than expected sales of capital equipment. The Company estimates that diluted earnings per share for the quarter on a GAAP basis will be in the range of $0.01 to $0.02, falling below the Company’s previous earnings estimate of $0.06 to $0.08 per share.

“The severe worldwide economic downturn that began last year impacted our results for the first quarter of 2009. In response to this economic downturn and a growing uncertainty in the healthcare industry, hospitals have delayed capital equipment spending,” said Jim Hawkins, President and Chief Executive Officer of the Company.

“We have been working on several large capital equipment orders that were expected to ship in the first quarter. While these orders were not placed, we believe that they have been pushed out to later in the year and not lost. The exact timing of these orders, however, remains uncertain,” said Hawkins.

“At the same time, I am happy to report that sales of our ALGO hearing screening products were up on a year over year basis. We believe our market leading position in newborn hearing screening remains strong, even in these difficult economic times,” added Hawkins.

Conference Call

Natus expects to report its complete 2009 first quarter financial results on April 30, 2009 and will hold a conference call on that day to discuss those results and its 2009 guidance. Dial-in and webcast access information will be made available prior to the call.

About Natus Medical Incorporated

Natus is a leading provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments such as hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and newborn care. Product offerings include computerized neurodiagnostic systems for audiology, neurology, polysomnography, and neonatology, as well as newborn care products such as hearing screening systems, phototherapy devices for the treatment of newborn jaundice, head-cooling products for the treatment of brain injury in newborns, and software systems for managing and tracking disorders and diseases for public health laboratories.

Additional information about Natus Medical can be found at www.natus.com.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include, but are not limited to, statements regarding anticipated revenue and profitability for the first quarter of 2009. These statements relate to current estimates and assumptions of our management as of the date of this press release, and future events or Natus' future financial performance or results, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the effects of competition, the demand for our products and services, the impact of adverse global economic conditions on our target markets, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, and risks associated with bringing new products to market and integrating acquired businesses. Natus disclaims any obligation to update information contained in any forward-looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2008, and its quarterly reports on Form 10-Q, and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

CONTACT:
Natus Medical Incorporated
Steven J. Murphy, Chief Financial Officer, 650-802-0400
InvestorRelations@Natus.com